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                                                               EXHIBIT(a)(5)(ii)
                                             Form of Letter to Client for use by
                                             Brokers, Dealers, Commercial Banks,
                                              Trust Companies and Other Nominees

                           OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK OF
                            UGLY DUCKLING CORPORATION
                       COMMON STOCK AT $2.51 NET PER SHARE


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., MOUNTAIN STANDARD TIME, ON DECEMBER 27, 2001 UNLESS THE OFFER IS EXTENDED.

                                November 26, 2001

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated November 26, 2001 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Ernest C. Garcia II, founder, Chairman of the Board of Directors and majority stockholder of Ugly Duckling Corporation ("Ugly Duckling") to purchase all outstanding shares of Common Stock, $.001 par value per share (the "Shares"), of Ugly Duckling at a purchase price of $2.51 per Share, net to the seller in cash, without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer.

      We are the holder of record (directly or indirectly) of Shares for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to Computershare Trust Company, Inc. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in the Offer to Purchase under the heading "THE OFFER - Procedures for Tendering Shares".

      Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

      Please note the following:

   1. The tender price is $2.51 per Share, net to the seller in cash, without interest thereon and subject to withholding, upon the terms and subject to the conditions set forth in the Offer.

   2. The Offer is being made for all outstanding Shares of Common Stock of Ugly Duckling Corporation not already owned by Mr. Garcia.
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   3. The Offer and withdrawal rights will expire at 5:00 p.m., Mountain
      Standard Time, on December 27, 2001, unless the Offer is extended.

   4. Tendering holders of Shares will not be obligated to pay stock transfer taxes on the purchase of Shares by Mr. Garcia pursuant to the Offer, except as set forth in the Offer to Purchase.

   5. The Offer is conditioned upon, among other things, the satisfaction of certain other terms and conditions as set forth in the Offer to Purchase.

   6. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the DTC (as described in the Offer to Purchase), pursuant to the procedures set forth in the Offer to Purchase under the heading "THE OFFER - Procedure for Tendering Shares", (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an "agent's message" (as defined in the Offer to Purchase), in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the DTC are actually received by the Depositary.

      The Offer is made solely by the Offer to Purchase and the Letter of Transmittal and is being made to all holders of Shares. Ernest C. Garcia II is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Mr. Garcia becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Mr. Garcia will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Mr. Garcia cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.

      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you do not instruct us to tender your Shares, they will not be tendered.


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                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            UGLY DUCKLING CORPORATION
                             AT $2.51 NET PER SHARE

      The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated November 26, 2001 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Ernest C. Garcia II, to purchase all outstanding shares of Common Stock, $.001 par value per share (the "Shares"), of Ugly Duckling Corporation not owned by Ernest C. Garcia II at a purchase price of $2.51 per Share, net to the seller, without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer.

      This will instruct you to tender to Ernest C. Garcia II the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Class of    Shares to
be Tendered:            Common Stock, $.001 par
                        value per share
Number of   Shares to
be  Tendered:*          __________________
Dated:                  __________________, 200__


                                    SIGN HERE


________________________________________________________________________________
Signature(s)

________________________________________________________________________________
Please type or print name(s)

________________________________________________________________________________
Please type or print address

Area Code and Telephone Number _________________________________________________

__________________________________________________________________
Taxpayer Identification or Social Security Number

*Unless otherwise indicated, it will be assumed that you instruct us to tender all shares held by us for your account.

RETURN THIS FORM TO THE BROKERAGE MAINTAINING YOUR ACCOUNT


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